EXHIBIT 5.1


                        WYRICK ROBBINS YATES & PONTON LLP
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506

                                December 1, 1999

Interactive Magic, Inc.
215 Southport Drive, Suite 1000
Morrisville, North Carolina 27560

         Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by Interactive Magic, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,175,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"). We understand that the Shares are to be issued pursuant to the Company's 1998 Employee Stock Purchase Plan, 1995 Employees' Class B Common Stock Incentive Stock Option Plan and the Company's 1998 Stock Plan. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

                                Very truly yours,

                                /s/ WYRICK ROBBINS YATES & PONTON LLP